As filed with the Securities and Exchange Commission on March 31, 2023
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

GITLAB INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	47-1861035
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

Address Not Applicable1
(Address of Principal Executive Offices) (Zip Code)

2021 Equity Incentive Plan
2021 Employee Stock Purchase Plan
(Full Title of the Plans)

Corporation Service Company
251 Little Falls Drive
Wilmington, DE 19808
(800) 927-9800
(Name, address and telephone number, including area code, of agent for service)

Please send copies of all communications to:

Cynthia Hess Ryan Mitteness Fenwick & West LLP 801 California Street Mountain View, California 94041 (650) 988-8500	Robin J. Schulman Chief Legal Officer, Head of Corporate Affairs, and Corporate Secretary GitLab Inc. Address Not Applicable

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

1We are a remote-only company. Accordingly, we do not maintain a headquarters. For purposes of compliance with applicable requirements of the Securities Act and Securities Exchange Act of 1934, as amended, any stockholder communication required to be sent to our principal executive offices may be directed to the agent for service of process named above, or to the email address: reach.GitLab@GitLab.com.

STATEMENT PURSUANT TO GENERAL INSTRUCTION E TO FORM S-8
REGISTRATION OF ADDITIONAL SECURITIES

GitLab Inc. (the “Registrant”) is filing this Registration Statement with the Securities and Exchange Commission (the “Commission”) to register (a) 7,557,298 additional shares of Class A Common stock available for issuance under the Registrant’s 2021 Equity Incentive Plan (the “2021 EIP”), pursuant to the provision of the 2021 EIP providing for an annual 5% automatic increase in the number of shares reserved for issuance and (b) 1,511,459 additional shares of Class A Common stock available for issuance under the Registrant’s 2021 Employee Stock Purchase Plan (the “2021 ESPP”), pursuant to the provision of the 2021 ESPP providing for an annual 1% automatic increase in the number of shares reserved for issuance.

In accordance with General Instruction E of Form S-8, and only with respect to the common stock issuable under the 2021 EIP and 2021 ESPP, this Registration Statement hereby incorporates by reference the contents of the Registrant’s Registration Statements on Form S-8 filed with the Commission on October 14, 2021 (Registration No. 333-26045) and April 11, 2022 (Registration No. 333-264224), to the extent not superseded hereby.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The following documents filed by the Registrant with the Commission pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) are incorporated herein by reference:
a)the Registrant’s Annual Report on Form 10-K for the year ended January 31, 2023, filed with the Commission on March 30, 2023 pursuant to Section 13 of the Exchange Act;

b)all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s Annual Report on Form 10-K referred to in (a) above; and

c)The description of the Registrant’s Class A Common Stock which is contained in a registration statement on Form 8-A filed on October 8, 2021 (File No. 001-40895) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.
All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the SEC shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 5. Interests of Named Experts and Counsel.
Not applicable.

Item 8. Exhibits.

Exhibit		Incorporated by Reference				Filed
Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Herewith

4.1	Restated Certificate of Incorporation of the Registrant	10-Q	001-40895	3.1	12/06/2021

4.2	Amended and Restated Bylaws of the Registrant	8-K	001-40895	3.1	12/15/2022

4.3	Form of Registrant’s Common Stock Certificate	S-1/A	333-259602	4.1	10/04/2021

5.1	Opinion of Fenwick & West LLP					X

23.1	Consent of independent registered public accounting firm					X

23.2	Consent of Fenwick & West LLP (contained in Exhibit 5.1)					X

24.1	Power of Attorney (included on signature page of this Registration Statement)					X

99.2	2021 Equity Incentive Plan	S-1/A	333-259602	10.3	10/04/2021

99.3	2021 Employee Stock Purchase Plan	S-1	333-259602	10.4	09/17/2021

107	Filing Fees Exhibit					X

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in San Francisco, California, on this 31st day of March, 2023.
                             GITLAB INC.

/s/ Brian Robins
Brian Robins Chief Financial Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Sytse Sijbrandij, Brian Robins and Robin Schulman, and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Sytse Sijbrandij	Chief Executive Officer and Chair of the Board of Directors (Principal Executive Officer)	March 31, 2023
Sytse Sijbrandij

/s/ Brian Robins	Chief Financial Officer (Principal Financial Officer)	March 31, 2023
Brian Robins

/s/ Dale Brown	Principal Accounting Officer	March 31, 2023
Dale Brown

/s/ Sundeep Bedi	Director	March 31, 2023
Sundeep Bedi

/s/ Karen Blasing	Director	March 31, 2023
Karen Blasing

/s/ Sue Bostrom	Director	March 31, 2023
Sue Bostrom

/s/ Matthew Jacobson	Director	March 31, 2023
Matthew Jacobson

/s/ Mark Porter	Director	March 31, 2023
Mark Porter

/s/ Merline Saintil	Director	March 31, 2023
Merline Saintil

/s/ Godfrey Sullivan	Director	March 31, 2023
Godfrey Sullivan